Exhibt 99.1
NEWS BULLETIN                                                                           RE: INNSUITES HOSPITALITY TRUST
FROM                                                                                                 INNSUITES HOTEL CENTRE
INNSUITES HOSPITALITY TRUST                                           1625 E. NORTHERN AVENUE, #105
NYSE AMEX:IHT                                                                            Phoenix, Arizona  85020
FISCAL 2013                                                                                  Phone:  602-944-1500
FOR FURTHER INFORMATION:

Marc Berg, Executive Vice President
602-944-1500
email: mberg@innsuites.com

February 1, 2012

INNSUITES HOSPITALITY TRUST (IHT) APPOINTS PAMELA BARNHILL PRESIDENT

InnSuites Hospitality Trust is pleased to announce the appointment of Pamela Barnhill as President and Chief Operating Officer of InnSuites Hospitality Trust effective February 1, 2012.

Pamela joined InnSuites Hospitality Trust in 2002 as General Manager and progressed with InnSuites through roles in Revenue Management, Operations, Sales and Trademark Licensing.  Prior to joining InnSuites, Pamela’s career included roles with Motorola Semiconductor, Franchise Finance Corporation of America (FFCA) and Pittiglio, Rabin, Todd & McGrath (PRTM) Management Consulting.  Pamela has a solid track record of strong results across Operations and Marketing.  She has served as a Board Member for the Independent Lodging Industry Association since 2011. She earned a Masters of Business Administration (MBA) from Carnegie Mellon University, and a Bachelor of Arts in Economics and Mathematics cum laude with honors from the University of Arizona.  She resides in Scottsdale with her husband and two children.

InnSuites has 8 company hotels and 400 employees. They also provide marketing, reservation services and trademark licensing for 56 boutique hotels. InnSuites Hospitality Trust is headquartered in Phoenix Arizona at 1625 East Northern Suite 105 Phoenix Arizona 85020.

 With the exception of historical information, the matters discussed in this news may release include "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance due to numerous risks and uncertainties and are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained.

For more information visit www.innsuitestrust.com or www.sec.gov